LIONBRIDGE REPORTS Q4 REVENUE OF $105 MILLION AND PRELIMINARY NON-GAAP EPS OF $0.12;
SEQUENTIAL QUARTER REVENUE GROWTH OF $7.2 MILLION DRIVES $4.5 MILLION ADJUSTED EARNINGS IMPROVEMENT

Generates $22.7 Million in Cash Flow from Operations in FY 2009; Returns to Positive Net Cash in FY
2009 after $31 Million of Debt Payments

WALTHAM, Mass. – February 10, 2010 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2009.

Financial highlights for the fourth quarter include:

•	Revenue of $105.0 million, an increase of $7.2 million or 7% from the third quarter ended September 30, 2009.

•	Gross profit of 33.5% or $35.2 million, an increase of 240 bps or $4.8 million from the prior quarter, despite an unfavorable sequential quarter currency effect.

•	Preliminary GAAP net income for the quarter of $1.9 million or $0.03 per share based on 57.2 million weighted average fully diluted shares outstanding. This compares to a GAAP net loss of $1.0 million or ($0.02) per share for the third quarter of 2009.

•	Preliminary Non-GAAP adjusted earnings of $6.9 million, or $0.12 per share. This is an improvement of $4.5 million or $0.08 per share from the third quarter of 2009. The Company defines non-GAAP earnings as net income excluding merger, restructuring and related costs, stock-based compensation, amortization of acquisition-related intangible assets and unusual items. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $11.7 million during the quarter.

•	Ending cash balance of $27.4 million, or $0.48 per share.

•	Final determination of GAAP net income and non-GAAP adjusted net income are subject to the completion of the Company’s tax provision. The fourth quarter tax provision is currently estimated to be $750,000. The Company expects the tax provision to be completed by March 16th and presented in the Company’s 10-K filing for 2009.

“In Q4 we delivered another quarter of solid sequential revenue growth and strong profit conversion despite our traditional fourth quarter seasonality. Our improvements in gross margin and operating income indicate a strengthening demand environment from our top clients and reflect the benefits of our cost management actions,” said Rory Cowan, CEO, Lionbridge. “This positive earnings momentum gives us a solid platform for further acceleration in 2010.”

For the year ended December 31, 2009, the Company reported revenue of $389.3 million, a decrease of $72 million from FY 2008 reflecting unfavorable global economic conditions in the first half of the year.

During the year the Company increased its income from operations by $663,000 excluding restructuring and one-time items, despite a recession-related year-on-year revenue decline.

The Company’s FY 2009 tax provision is currently estimated to be $346,000.

On a GAAP basis, for FY 2009 the Company reported a preliminary net loss of $4.5 million, or ($0.08) per share based on 56.0 million weighted average common shares outstanding. This compares to a GAAP net loss of $119.3 million or ($2.14) per share based on 55.8 million weighted average common shares outstanding in FY 2008.

The Company reported preliminary non-GAAP adjusted earnings of $11.5 million or $0.20 per share for FY 2009. The Company defines non-GAAP earnings as net income excluding merger, restructuring and related costs, stock-based compensation, amortization of acquisition-related intangible assets and unusual items. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

Final determination of GAAP net income and non-GAAP adjusted net income are subject to the completion of the Company’s tax provision. The Company expects the tax provision to be completed by March 16th and presented in the Company’s 10-K filing for 2009.

For the fiscal year 2009, the Company generated $22.7 million in cash flow from operations and repaid $31.0 million of its long term debt. Total debt for the company as of December 31, 2009 was $24.7 million and, with an ending cash balance of $27.4 million, the Company is net cash positive.

During the year, the Company secured several, new multi-million dollar client programs, including: a five year, $40 million contract with a leading provider of power systems and services; a new $10 million program with an existing client that specializes in printing, personal computing, software, services and IT infrastructure; a three-year $8 million relationship with a leading supplier of manufacturing process optimization software; a three year, $7 million contract with a large broadband communications provider; a $2.5 million per year program with one of the largest rehabilitation companies in the US; a $1.0 million program with a leading global online employment provider; a six-year, $100 million contract with the US Department of Justice; an $8 million program with Dell and a three-year, $6 million program with a leading biotechnology company.

In 2009, the Company also announced Translation Workspace™, the translation industry’s first Software-as-a-Service (SaaS)-based language technology platform. With general availability expected in Q1 of 2010, Translation Workspace will make Lionbridge’s proven translation technology platform available to individual translators and agencies in a subscription-based model. The Company expects this development will expand the Company’s market opportunities while bringing innovative technology solutions to market.

“Despite challenging global economic conditions in the first half of 2009, we secured a record number of new, multi-million dollar client programs, accelerated the development of our technology platform, reduced our operating expenses, generated more than $22.7 million in operating cash flow and paid down $31 million of debt,” continued Cowan. “Our ability to achieve these milestones in the face of market turmoil reflects the underlying strength of our business and the opportunities for further earnings and cash flow expansion in 2010 and beyond.”

The Company provided an outlook of its revenue expectations for the first quarter of 2010 with estimated revenue of $95 million to $100 million reflecting Q1 seasonality. For FY 2010, the Company reiterated its expectations for revenue growth of 5-10% and ongoing profit expansion.

Lionbridge will host a conference call today at 9:00 am regarding the content of this release as well as the Company’s overall outlook going forward and other matters. To access the call, investors can dial 800-857-9821 (US) or 210-234-0023 (International). The passcode for the call is Lionbridge.
The conference call and replay will also be available on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at www.lionbridge.com/webcast/2010-02-10

Non-GAAP Financial Measures
In this release, the Company’s adjusted net income is not presented in accordance with generally accepted accounting principles (GAAP) and is not intended to be used in lieu of GAAP presentations of results of operations. This measure is presented because management believes it provides additional information to investors with respect to the performance of our fundamental business activities. Adjusted net income is a Non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted net income is net income and has provided a reconciliation of adjusted net income to net income at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

The Company’s financial statements for 2009 and the fourth fiscal quarter of 2009 are not finalized until they are filed in its Annual Report on Form 10-K for the year ended December 31, 2009. Lionbridge is required to consider all available information through the completion of its financial statements and the possible impact of such information on its financial condition and results of operations for the reporting period, including the impact of such information on the complex and subjective judgments and estimates the Company made in preparing certain of the preliminary information included in this Press Release. Subsequent information or events may lead to material differences between the preliminary financial results described in this Press Release and the financial results that will be described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.   Those differences could adversely impact our results of operations and financial condition. Readers should consider this possibility in reviewing the earnings information in this Press Release.  In addition, this Press Release contains other forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings growth of Lionbridge in FY 2010, anticipated customer demand,  the Company’s ability to recognize expected revenue as well as expected cost savings and improvements to profitability, financial performance, anticipated benefits of the Company’s planned restructuring and the timing of such activities. Lionbridge’s actual experiences, actions, cost savings, financial and operating results may differ materially from those discussed in the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.  These statements are not historical facts, but instead represent only the Company’s expectations, estimates and projections regarding future events.  Factors that might cause a difference to result include: the effect of the global economic conditions on the demand for Lionbridge’s services by customers and prospective customers; a reduction in demand for outsourced business processes generally and within the industries served by Lionbridge in particular; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely effect Lionbridge’s business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty, volatility or deterioration in global economic conditions that could negatively affect demand for the Company’s services; continued tightening of the credit markets which could negatively affect Lionbridge’s business, demand for its services and ability to get paid promptly for such services, including inability of customers to obtain credit to finance purchases of the Company’s services and/or customer insolvencies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles and deeper impact of the global economic downturn in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations in Europe and other locations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes to or elimination of the international tax holiday for companies doing business in India; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the timing and speed of customer and user acceptance of Lionbridge’s language technology and subscription-based procurement model; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy Translation Workspace or Logoport; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009		2008	2009		2008
Revenue.....................................................................	$104,997		$104,619	$389,250		$461,432
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) .........................................................	69,778		68,701	264,038		314,137
Sales and marketing..........................................................	7,141		7,772	28,777		33,551
General and administrative.................................................	19,036		20,153	74,190		87,872
Research and development................................................	826		1,190	4,026		5,273
Depreciation and amortization............................................	1,169		1,088	4,619		4,741
Amortization of acquisition-related intangible assets...............	1,380		2,111	5,520		8,441
Goodwill impairment......................................................	—		120,587	—		120,587
Merger, restructuring and other charges.................................	2,863		580	6,841		1,007

Total operating expenses.............................................	102,193		222,182	388,011		575,609

Income (loss) from operations...................................................	2,804		(117,563)	1,239		(114,177)
Interest expense:
Interest on outstanding debt .............................................	350		862	1,778		3,872
Amortization of deferred financing costs and discount on debt ......	44		44	177		177
Interest income .............................................	24		137	122		527
Other (income) expense, net .............................................	(195)		979	3,520		2,603

Income (loss) before income taxes.............................................	2,629		(119,311)	(4,114)		(120,302)
Provision for (benefit from) income taxes ....................................	750	*	(368)	346	*	(997)

Net income (loss...................................................................	$1,879		$(118,943)	$(4,460)	*	$(119,305)

Net income (loss) per share of common stock:
Basic	$0.03	*	$(2.14)	$(0.08)	*	$(2.14)
Diluted	$0.03	*	$(2.14)	$(0.08)	*	$(2.14)
Weighted average number of common shares outstanding:
Basic	56,155		55,696	56,036		55,837
Diluted	57,162		55,696	56,036		55,837

* Preliminary estimate subject to completion of the Company’s FY 2009 tax provision.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents.............................................	$27,432	$37,978
Accounts receivable, net of allowances of $500 and $685 at December 31, 2009 and 2008, respectively ...................	55,501	67,184
Unbilled receivables.............................................	17,246	17,893
Other current assets.............................................	8,076	9,615

Total current assets.............................................	108,255	132,670
Property and equipment, net.............................................	12,681	14,077
Goodwill ...................................................................	9,675	9,675
Other intangible assets, net.............................................	14,479	19,999
Other assets............................................................	6,253	7,761

Total assets................................................	$151,343	$184,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt..................	$—	$22
Accounts payable............................................................	20,831	20,218
Accrued compensation and benefits.......................................	16,524	20,122
Other accrued expenses and current liabilities ...........................	24,224	24,868
Deferred revenue.............................................................	11,484	10,277

Total current liabilities.................................................	73,063	75,507
Long-term debt, less current portion.............................................	24,700	55,700
Deferred income taxes, long-term.............................................	529	737
Other long-term liabilities.............................................	12,474	12,568

Total stockholders’ equity .............................................	40,577	39,670

Total liabilities and stockholders’ equity.................................	$151,343	$184,182

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009		2008	2009		2008
Net income (loss) ........................................	$1,879	*	$(118,943)	$(4,460)	*	$(119,305)
Amortization of acquisition-related intangible assets.....................	1,380		2,111	5,520		8,441
Goodwill impairment..........................................................	—		120,587	—		120,587
Goodwill impairment related tax benefit....................................	—		(1,597)	—		(1,597)
Stock-based compensation.............................................	820		1,089	3,599		5,427
Merger, restructuring and other charges.................................	2,863		580	6,841		1,007

Adjusted earnings.............................................	$6,942	*	$3,827	$11,500	*	$14,560
Fully diluted weighted average number of common shares outstanding	57,162		55,737	56,442		56,351
Adjusted EPS	$0.12	*	$0.07	$0.20	*	$0.26

* Preliminary estimate subject to completion of the Company’s FY 2009 tax provision.